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                                                                      EXHIBIT 15
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                  ACKNOWLEDGMENT LETTER OF INDEPENDENT AUDITORS

Shareholders and Board of Directors
KeyCorp

We are aware of the incorporation by reference in the Registration Statement (Form S-8) of KeyCorp pertaining to the Key Asset Management Long Term Incentive Plan of our reports dated April 13, 1999, July 13, 1999 and October 15, 1999, relating to the unaudited condensed consolidated interim financial statements of KeyCorp that are included in the Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and September 30, 1999, and in the Quarterly Report on Form 10-Q and 10-Q/A for the quarter ended June 30, 1999.

Pursuant to Rule 436(c) of the Securities Act of 1933, our reports are not a part of the Registration Statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.



                                                           /s/ Ernst & Young LLP

Cleveland, Ohio
December 10, 1999